EXHIBIT 11

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                                                        Three Months Ended
                                                                   ----------------------------
                                                                    June 27,          June 28,
                                                                    1997 (1)          1996 (1)
                                                                   ----------        ----------
Weighted average number of common and common equivalent
 shares outstanding:
    Weighted average number of shares of common
      stock outstanding during the period                          4,701,760          4,107,473
    Incremental shares assumed to be outstanding
      related to common stock options granted and
      outstanding                                                    588,800            449,529
    Incremental shares assumed to be outstanding
      related to common stock warrants issued and
      outstanding                                                    675,000            390,769
    Shares of common stock assumed to be purchased
      upon exercise of outstanding options and
      warrants based on average market price                        (940,352)          (446,039)
                                                                  ----------        -----------
Weighted average number of common and common
  equivalent shares outstanding - Primary earnings
  per share                                                        5,025,208          4,501,732
Adjustment of number of shares assumed to
  be purchased upon exercise of options and
  warrants based on the closing market price                           --                --
                                                                  ----------        -----------
Weighted average number of common and common
  equivalent shares outstanding - Earnings per
  share assuming full dilution                                     5,025,208          4,501,732
                                                                  ==========        ===========

Net income (loss)                                                 $   37,130        $   585,080

Adjustment  of  interest  expense  (income),  net
  of  tax  effect,  due  to 20% limitation on purchase
  of shares upon exercise of outstanding options
  and warrants based on average market price                          60,321             --
                                                                  ----------        -----------
Net income - Primary earnings per share                               97,451            585,080

Additional  adjustment of interest expense (income),
  net of tax effect,  due to  20% limitation on purchase
  of shares upon exercise of outstanding options
  and warrants based on closing market price                         (16,200)            --
                                                                  ----------        -----------
Net income - Earnings per share assuming
  full dilution                                                   $   81,251        $   585,080
                                                                  ==========        ===========

Net income (loss) per share:
  Primary                                                         $     0.02        $      0.13
                                                                  ==========        ===========
  Assuming full dilution                                          $     0.02        $      0.13
                                                                  ==========        ===========
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(1)  Computations do not reflect exercise of outstanding options and warrants if the effect  thereof  is  anti-dilutive  except as  required  by  Accounting
     Principles Board Opinion No. 15 (APB #15) under the modified treasury stock method,  and except as  required  by  Securities  and  Exchange  Commission
     Accounting  Bulletin  Topic 4D,  stock  options  granted  during the twelve months prior to the Company's  initial public  offering at prices below the public  offering  price have been included in the  calculation  of weighted average  shares  of  common  stock as if they  were  outstanding  as of the beginning of the periods presented.